                                                                     Exhibit 5.1

                            McDermott, Will & Emery
                            227 West Monroe Street
                           Chicago, Illinois  60606

                                                              February 16, 2000

Apropos Technology, Inc.
One Tower Lane, 28th Floor
Oakbrook Terrace, IL  60181

                Re:  Registration Statement on Form S-1
                     File No. 333-90873
                     ------------------

Ladies and Gentlemen:

                You have requested our opinion in connection with the above-referenced registration statement (the "Registration Statement"), under which
(i) Apropos Technology, Inc. (the "Company") intends to issue and sell in an initial public offering 3,700,000 common shares, par value $.01 per share, of the Company (the "Common Shares"), plus up to an additional 277,500 Common Shares which may be issued and sold pursuant to an option granted to the underwriters by the Company to cover over-allotments (collectively, plus any additional Common Shares which may be registered and sold by the Company pursuant to Rule 462(b) of the Securities Act of 1933, the "Primary Shares") and
(ii) a certain shareholder of the Company may issue and sell up to 277,500 Common Shares pursuant to an option granted to the underwriters to cover over-allotments (together, with any additional Common Shares which may be registered and sold by such shareholder pursuant to Rule 462(b) of the Securites Act of 1933, the "Secondary Shares").

               In arriving at our opinion expressed below, we have examined the Registration Statement and such other documents as we have deemed necessary to enable us to express the opinion hereinafter set forth. In addition, we have examined and relied, to the extent we deem proper, on certificates of officers of the Company as to factual matters, and on the originals or copies certified or otherwise identified to our satisfaction, of all such corporate records of the Company and such other instruments and certificates of public officials and other persons as we have deemed appropriate. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, the genuineness of all signatures on documents reviewed by us and the legal capacity of natural persons.

                Based upon and subject to the foregoing, we are of the opinion that upon filing the Amended and Restated Articles of Incorporation of the Company filed as Exhibit 3.1 to the Registration Statement, (i) the Primary Shares will have been duly authorized and, when issued in accordance with the terms and conditions set forth in the Registration Statement, will be validly issued, fully paid and non-assessable, and (ii) the Secondary Shares will have been duly authorized and will have been validly issued and fully paid and will be non-assessable.

                We hereby consent to the references to our firm under the caption "Legal Matters" in the Registration Statement and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                Very truly yours,


                                                /s/ McDermott, Will & Emery